UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2022

ARMA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-202398	32-0449388
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Suite 140-920 7260 West Azure Drive Las Vegas, Nevada 89130

armaservicesinc@mail.com

(Address of Principal Executive Offices) (Zip Code)

657 315-8312

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ARMV	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

(1) Resignation of Mr. Sergey Gandin from Chief Executive position and transfer to a new administrative post

The Company has decided that Mr. Sergey Gandin is to resign from the position of the Director, CEO and CFO of the Company and be appointed solely as Secretary of Arma Services Inc. The Company and Mr. Gandin are in agreement that these changes are effective from March 26, 2022. These developments do not involve any disagreement on any matter relating to the Company’s operations, policies or practices (financial or otherwise).

(2) Appointment of a new Chief Executive of Arma Services, Inc. (the “Company”)

The Company has appointed Clive Hill, 66, from the United Kingdom to the positions of Director, CEO and CFO of the Company. This appointment is effective from March 26, 2022. Arma Services Inc, finds that Mr. Hill’s credentials qualify him for the positions of the Company. Mr. Hill possesses over 40 years of business experience and has directed a number of organizations where he led strategic initiatives and oversaw accounting and financial operations of the management of companies including an event organizing firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARMA SERVICES, INC.
By	/s/ Clive Hill
Name: Clive Hill
Title: Director; CEO; CFO

/s/ Sergey Gandin
Name: Sergey Gandin
Title: Secretary

Date:  March 29, 2022

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